Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO MASTER REPURCHASE AGREEMENT

This Amendment No. 1 to Master Repurchase Agreement (this “Amendment”), dated as of December 13, 2024 (the “Amendment Date”), entered into by and among JPMorgan Chase Bank, N.A., as administrative agent (“Administrative Agent”) on behalf of one or more buyers from time to time (the “Buyers”) and as assignee of Flagstar Bank, N.A. (“Flagstar”), Radian Mortgage Capital LLC, as seller (“Seller”) and Radian Group Inc., as guarantor (“Guarantor”).

RECITALS

WHEREAS, Seller, Guarantor and Flagstar entered into that certain Master Repurchase Agreement and Securities Contract, dated as of January 29, 2024, which was assigned to Administrative Agent and amended pursuant to that certain Assignment and Amendment Agreement (the “Assignment and Amendment Agreement”), effective as of July 22, 2024 (as amended by the Assignment and Amendment Agreement and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement” as amended by this Amendment and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Master Repurchase Agreement);

WHEREAS, in furtherance of the foregoing, Seller, Guarantor and Administrative Agent desire to amend certain provisions of the Existing Master Repurchase Agreement, effective on the Amendment Date, as set forth below.

NOW, THEREFORE, in consideration of the continued performance by Seller and Guarantor of its promises and obligations under the Master Repurchase Agreement and the other Principal Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Guarantor and Administrative Agent hereby agree as follows:

AGREEMENT

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Master Repurchase Agreement.

2. Amendments to Existing Master Repurchase Agreement. As of the Amendment Date, the Existing Master Repurchase Agreement is hereby amended as follows:

(a) The definition of “Facility Termination Date” in Section 1.1 of the Existing Master Repurchase Agreement is hereby deleted in its entirety and replaced with the following:

“Facility Termination Date” means the earliest of (a) the earliest to occur of (i) December 12, 2025 and (ii) upon Administrative Agent’s declaration that amounts are immediately due and payable pursuant to Section 9.2 hereof following the occurrence and during the continuance of an Event of Default, or (b) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b) Section 1.1 of the Existing Master Repurchase Agreement is hereby amended to include the following definition in correct alphabetical order:

“Maximum Transaction Amount” means $125,000,000 (the “Advised Amount”); provided that Administrative Agent and Seller hereby agree that Seller is approved for a Maximum Transaction Amount of $300,000,000 and Seller may request to increase the then-applicable Maximum Transaction Amount by providing written notice to Administrative Agent at any time prior to the Facility Termination Date, which such request may be approved in Administrative Agent’s sole discretion. If Seller requests a Maximum Transaction Amount in an aggregate amount that is in excess of the Advised Amount, Administrative Agent may approve such a Temporary Increase in its sole discretion, and the Maximum Transaction Amount shall be the Temporary Maximum Transaction Amount for so long as Administrative Agent, in its sole discretion, permits such Temporary Increase to exist.

(c) All references to “Aged Transaction” and “Aged Transaction Prepayment Amount” are removed from the Existing Master Repurchase Agreement entirely.

3. Effectiveness of this Amendment; Conditions Precedent. The provisions of this Amendment shall be deemed to have become effective upon the later to occur of the execution and delivery of (a) this Amendment by all parties hereto and (b) Amendment No. 2 to the Fee and Pricing Side Letter by all parties thereto, but such effectiveness shall be expressly conditioned upon Administrative Agent’s receipt of a counterpart of this Amendment executed and delivered by duly authorized signatories of Seller, Guarantor and Administrative Agent.

4. Miscellaneous.

(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b) Counterparts. This Amendment may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions

Act or the Uniform Commercial Code. Each of the parties hereto agrees that the transaction consisting of this Amendment may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Amendment using an electronic signature, it is signing, adopting, and accepting this agreement and that signing this Amendment using an electronic signature is the legal equivalent of having placed its handwritten signature on this Amendment on paper. Each party acknowledges that it is being provided with an electronic or paper copy of this Amendment in a usable format.

(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d) Complete Agreement; Conflict of Terms. This Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto. In the event of any inconsistency between the provisions of this Amendment and any provision of the Existing Master Repurchase Agreement, the terms and provisions of this Amendment shall govern and control.

(e) Representations and Warranties.

(i) Each of Seller and Guarantor hereby represents and warrants that it has the power and authority to execute and deliver this Amendment and perform its obligations under the Principal Agreements. Each of Seller and Guarantor hereby represents that it has taken all necessary action to authorize its execution and delivery of this Amendment and performance of the Principal Agreements.

(ii) Each of Seller and Guarantor hereby represents and warrants that no consent, approval or authorization of, or declaration or filing with, any governmental authority, and no consent of any other Person, is required in connection with its execution and delivery of this Amendment and performance of the Principal Agreements except for those already obtained.

(iii) Each of Seller and Guarantor hereby represents and warrants that this Amendment and the Master Repurchase Agreement constitute the legal, valid and binding obligations of Seller and Guarantor, enforceable against it in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditor’s rights.

(iv) Each of Seller and Guarantor hereby represents and warrants that its execution, delivery and performance of this Amendment and its performance of the Principal Agreements (including the Master Repurchase Agreement), are within its corporate powers, have been duly authorized by all necessary corporate action and do not constitute or will not result in: (1) a breach of any of the terms, conditions or provisions of its certificate of incorporation or bylaws, (2) a material breach of any legal restriction or any material agreement or instrument to which it is now a party or by which it is bound, (3) a material default or an acceleration under any of the foregoing, or (4) the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject; except, in each case, where such breach, default or violation could not be reasonably likely to a have a Material Adverse Effect.

(v) Each of Seller and Guarantor hereby represents and warrants that (1) no Default, Event of Default or Material Adverse Effect has occurred or is continuing and (2) all of the representations and warranties of Seller and Guarantor contained in the Existing Master Repurchase Agreement and in each other Principal Agreement to which it is a party are true and correct in all material respects as of the date hereof (unless such representation or warranty expressly relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date).

(f) Reaffirmation, Ratification and Acknowledgment; Reservation. Each of Seller and Guarantor hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of Administrative Agent and/or any other Person, under each Principal Agreement to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Principal Agreement and (iii) agrees that neither such ratification and reaffirmation nor Administrative Agent’s solicitation of such ratification and reaffirmation constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from Seller and Guarantor with respect to any subsequent modifications to the Master Repurchase Agreement or the other Principal Agreements. Each of the Master Repurchase Agreement and the other Principal Agreements shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall constitute a Principal Agreement for purposes of each Principal Agreement.

(g) Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(h) Effect. Upon the effectiveness of this Amendment, each reference in the Master Repurchase Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Existing Master Repurchase Agreement as modified hereby and each reference in the other Principal Agreements to the Master Repurchase Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Existing Master Repurchase Agreement as modified hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Existing Master Repurchase Agreement shall remain the same.

(i) No Novation or Amendment. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not

(i) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, the Administrative Agent under the Master Repurchase Agreement or any other Principal Agreement, (ii) constitute a waiver of any provision in the Master Repurchase Agreement or in any of the other Principal Agreements or of any Event of Default that may have occurred and be continuing or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Master Repurchase Agreement Letter or in any of the other Principal Agreements, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(j) Administrative Agent’s Expenses. Without limiting the provisions of Section 11.8 of the Master Repurchase Agreement, Seller hereby agrees to promptly reimburse Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys’ and paralegals’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Jeffrey Neufeld
Name:	Jeffrey Neufeld
Title:	Executive Director

RADIAN MORTGAGE CAPTIAL LLC, as Seller

By:	/s/ Preston James
Name:	Preston James
Title:	SVP Mortgage Operations

RADIAN GROUP INC., as Guarantor

By:	/s/ Jason Lenzini
Name:	Jason Lenzini
Title:	SVP, Treasurer

[Radian - Signature Page to Amendment No. 1 to Master Repurchase Agreement]